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                                                                   EXHIBIT 10.29

                          YOUNG AMERICA HOLDINGS, INC.
                             1999 STOCK OPTION PLAN


SECTION 1. PURPOSE OF THE PLAN.

            The purpose of the YOUNG AMERICA HOLDINGS, INC. 1999 STOCK OPTION PLAN (the "Plan") is (i) to further the growth and success of Young America Holdings, Inc., a Minnesota corporation ("Holdings"; together with its wholly-owned subsidiaries, Young America Corporation, a Minnesota corporation and YAC.ECOM Incorporated, a Minnesota corporation, the "Company") by permitting employees of the Company to acquire shares of Class C Common Stock, $1.00 par value of Holdings ("the Shares"), thereby increasing such employees' personal interest in such growth and success and (ii) to provide a means of rewarding outstanding contribution by such persons to the Company. Options granted under this Plan ("Options") are not intended to qualify as "incentive stock options" under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION 2. DEFINITIONS.

            As used in this Plan, the following capitalized terms shall have the meanings set forth below:

            "AFFILIATE" means, with respect to any Person, any other Person that is controlled by, controlling or under common control with, such Person.

            "ALLOWED RESIGNATION" shall have the meaning defined in an employment or similar agreement between the Company and the Optionee, or, if there is no employment or similar agreement between the Company and the Optionee that defines what constitutes an "allowed resignation" for purposes of such agreement, what constitutes an "allowed resignation" shall be determined by the Committee in good faith.

            "APPROVED SALE" has the meaning set forth in the Stockholder's Agreement.

            "BOARD" means the board of directors of Holdings.

            "CAPITAL STOCK" means any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock.

            "CAUSE" shall have the meaning defined in an employment or similar agreement between the Company and the Optionee, or, if there is no employment or similar agreement between the Company and the Optionee that defines what constitutes a termination for cause for purposes of such agreement, what constitutes "cause" shall be as reasonably determined by the Committee.
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            "CHANGE-IN-CONTROL" means the occurrence of one or more of the following:

                  (a) a sale to any Person other than an Affiliate of Holdings of all or substantially all of the assets of the Company;

                  (b) a sale by Holdings of the Capital Stock of the Company, if any such sale is made to a Person other than an Affiliate of Holdings which Person, after giving effect to such sale, will own (i) more than 25% of the outstanding Capital Stock of the Company and (ii) more of the Capital Stock of the Company than is owned by Holdings and its Affiliates; or

                  (c) a sale by the stockholders of Holdings of Shares, if any such sale is made to a Person other than an Affiliate of Holdings, which Person, after giving effect to such sale, will own indirectly (i) more than 25% of the outstanding Capital Stock and (ii) more of the Capital Stock of the Company than is owned by Affiliates of Holdings.

            "CODE" has the meaning set forth in Section 1.

            "COMMITTEE" has the meaning set forth in Section 3(a).

            "COMMON STOCK" means the Common Stock of Holdings, whatever class.

            "COMPANY" has the meaning set forth in Section 1.

            "DRAG-ALONG GRANTEES" means stockholders of Holdings who shall cause an Approved Sale.

            "EFFECTIVE DATE" means March 31, 1999.

            "EQUITY INTEREST" means (a) with respect to a corporation, any and all Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock) and (b) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXERCISE DATE" means the date on which Holdings receives the Notice from the Optionee.

            "EXPIRATION DATE" has the meaning set forth in Section 7.

            "FAIR MARKET VALUE" means:

            (a) if the Shares are publicly traded and reported on a closing price
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      basis, the closing price on the principal national securities exchange, market or system on which the Shares are traded on the trading day immediately preceding the date of determination or, if no trades were made on such day, on the next preceding day on which trades were made, otherwise, the average of the bid and asked prices for the Shares on the trading day immediately preceding the date of determination in the over-the-counter market as reported by Nasdaq or, if not reported by Nasdaq, by an established quotation service for over-the-counter securities; or

            (b) if there is no public trading market for the Shares, the fair value of such Shares on the date of any determination as reasonably determined in good faith by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of Shares in private transactions negotiated at arms' length.

Notwithstanding anything contained in this Plan to the contrary, all determinations pursuant to this Section shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

            "INDEBTEDNESS" means indebtedness for borrowed money, reimbursement obligations with respect to letters of credit and similar instruments, obligations incurred, issued or assumed as the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business consistent with past practice), obligations of others secured by (or, for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured) any lien on property or assets of the Holdings or any Subsidiary, capital lease obligations, and obligations in respect of guarantees of any of the foregoing or any "keep well" or other agreement to maintain any financial statement condition of another person, in each case, whether or not matured, liquidated, fixed, contingent, or disputed.

            "INVESTMENT" in any Person, means any loan or advance to such Person, any purchase or other acquisition of any Equity Interest or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including any arrangement pursuant to which an investing Person incurs Indebtedness of the types referred to in the definition of "Indebtedness" in respect of such Person.

            "NOTICE" has the meaning set forth in Section 12(b).

            "OPTION" has the meaning set forth in Section 1.

            "OPTION AGREEMENT" has the meaning set forth in Section 4(c).

            "OPTION PRICE" has the meaning set forth in Section 5.

            "OPTIONED SHARES" has the meaning set forth in Section 11(b).

            "OPTIONEES" has the meaning set forth in Section 4(a).
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            "ORIGINAL PRICE" means $21.764.

            "HOLDINGS" has the meaning set forth in Section 1.

            "PERSON" is to be construed in the broadest sense and means and includes any natural person, company, limited liability company, partnership, joint venture, corporation, business trust, or unincorporated organization or any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

            "QUALIFIED PUBLIC OFFERING" means a public offering of Common Stock of Holdings in which the proceeds to Holdings, net of all fees, commissions, discounts and expenses, equals or exceeds $30 million.

            "RECAPITALIZATION" has the meaning set forth in Section 12(a).

            "RULE 16b-3" has the meaning set forth in Section 3(a).

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES ACT" has the meaning set forth in Section 13(b).

            "SHARES" has the meaning set forth in Section 1.

            "STOCKHOLDERS AGREEMENT" means the agreement dated as of November 25, 1997 among Holdings and the Stockholders of Holdings as are identified on the signature page thereto.

            "SUBSIDIARY" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through and/or one of more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

            "TRANSFER" means, with respect to any security (including any Option), a sale, transfer, assignment, encumbrance, pledge or other disposition of such security either voluntarily or involuntarily and with or without consideration (including, without limitation, by way of foreclosure or other acquisition by any lender with respect to any shares pledged to such lender by an Optionee).

            "VESTED OPTION" has the meaning set forth in Section 6.
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SECTION 3. ADMINISTRATION OF THE PLAN.

(a) Stock Option Committee. This Plan shall be administered by a three-person committee (the "Committee") comprised of three (3) members of the Board, appointed from time to time by the Board. The Committee shall have the power and authority to grant Options under this Plan; provided, however, that, so long as the Company shall be required to comply with Rule 16b-3 promulgated by the SEC under the Exchange Act ("Rule 16b-3") in order to permit officers and directors of Holdings to be exempt from the provisions of Section 16(b) of the Exchange Act with respect to transactions effected pursuant to this Plan, each member of the Committee, at the effective date of his or her appointment to the Committee and at all times thereafter while serving on the Committee, shall be a "disinterested person" within the meaning of Rule 16b-3.

(b) Procedures. The members of the Committee shall from time to time select a Chairman from among the members of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of this Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee.

(c) Administration. Except as may otherwise be expressly reserved to the Board as provided herein, and, with respect to any Option, except as may otherwise be provided in the Option Agreement evidencing such Option, the Committee shall have all powers with respect to the administration of this Plan, including the interpretation of the provisions of this Plan and any Option Agreement, and all decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in this Plan. The decisions of the Board and the Committee shall be made in good faith.

SECTION 4. GRANT OF OPTIONS; SHARES SUBJECT TO THIS PLAN.

(a) Power to Grant Options. Subject to the provisions of this Plan, the Committee shall have the power and authority, in its sole discretion, to determine:

                  (i) the persons (from among the class of persons eligible to receive Options under this Plan) to whom Options shall be granted (the "Optionees");

                  (ii) the time or times at which Options shall be granted; and

                  (iii) the number of Shares subject to such Option.

        Notwithstanding anything to the contrary contained herein, as of the Effective Date, each Person listed in Schedule I shall be granted Options which shall represent the right to acquire, subject to Section 6, that number of Shares set forth opposite such Person's name on
        Schedule I.

(b) Eligibility. Options may be granted under this Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date to any person who is an
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employee of Holdings or any of its Subsidiaries at the time of grant.
Notwithstanding anything contained in Section 4(a) to the contrary, Options may not be granted to any Person in any one taxable year of Holdings in excess of 25% of the Options issued or issuable under this Plan. Notwithstanding any other provision of this Plan to the contrary, the Committee may, in its discretion, provide that, with respect to any Option, the terms of the Option Agreement evidencing such Option shall control any conflicts between provisions of this Plan and provisions of such Option Agreement.

(c) Option Agreements. Each Option shall be evidenced by a written agreement (an "Option Agreement"), in substantially the form of Exhibit A, with such changes thereto as are consistent with this Plan as the Committee shall deem appropriate. Each Option Agreement shall be executed by Holdings and the Optionee.

(d) Date of Grant. Other than the Options granted as of the Effective Date, the date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant.

(e) Number of Shares. Subject to any equitable adjustments for Recapitalizations pursuant to Section 12 and subject to the vesting provisions set forth in
Section 6, each Option shall be exercisable for one Share. Subject to any equitable adjustments for Recapitalization pursuant to Section 12, the number of Shares subject at any one time to Options granted under this Plan, and the number of Shares theretofore issued and delivered pursuant to the exercise of Options granted under this Plan, shall be no more than 338,824 Shares. If and to the extent that Options granted under this Plan terminate, expire or are canceled without having been fully exercised, new Options may be granted under this Plan with respect to the Shares covered by the unexercised portion of such terminated, expired or canceled Options.

(f) Character of Shares. The Shares issuable upon exercise of Options granted under this Plan shall be (i) authorized but unissued Shares, (ii) Shares held in Holdings' treasury or (iii) a combination of the foregoing.

(g) Reservation of Shares. Holdings shall use commercially reasonable efforts to ensure that the number of Shares reserved for issuance under this Plan shall at all times be equal to the maximum number of shares which may be purchased at such time pursuant to outstanding Options.

(h) Options granted as of the Effective Date will be subject to the following:

                  (i) 50% of the Options granted to each Optionee will have an Option Price equal to the Original Price (the "One Times Options").

                  (ii) 25% of the Options granted to each Optionee will have an Option Price equal to two (2) times the Original Price (the "Two Times Options").

                  (iii) 25% of Options granted to each Optionee will have an Option Price equal to three (3) times the Original Prices (the "Three Times Options").
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SECTION 5. OPTION PRICE.

(a) Option Price. The price at which each Share subject to an Option may be purchased by the Optionee (the "Option Price") shall be as determined by the Committee and set forth in an Option Agreement; provided that the Option Price for Options granted as of the Effective Date shall be as set forth in Section 4(h).

(b) Repricing of Options. Subsequent to the date of grant of any Option, the Committee may (i) in its sole discretion, establish a new Option Price for such Option so as to decrease the Option Price of such Option or (ii) with the consent of the Optionee, establish a new Option Price for such Option so as to increase the Option Price of such Option.

SECTION 6. EXERCISABILITY AND VESTING OF OPTIONS.

(a) All Options granted on the Effective Date shall be subject to vesting as set forth in this Section 6, and all Options granted after the Effective Date shall be subject to vesting as determined by the Committee and set forth in the applicable Option Agreement. Each Option which has vested in accordance with this Section 6, or pursuant to an Option Agreement, as the case may be, is herein referred to as a "Vested Option."

(b) 50% of the One Times Options shall become Vested Options on the Effective Date and the balance of the One Times Options shall become effective on November 25, 1999. The Two Times Options will become Vested Options on November 25, 2000. The Three Times Options will become Vested Options on November 25, 2001.

(c) Notwithstanding anything to the contrary contained in this Plan, each Option shall cease vesting as of the time that an Optionee's employment with the Company is terminated and no Option which is not a Vested Option as of such time shall become a Vested Option thereafter.

(d) Notwithstanding anything to the contrary contained in this Plan, in the event of a Change-in-Control, all of the Options held by an Optionee employed by the Company on the date of consummation of the Change-in-Control shall become Vested Options.

(e) All decisions by the Committee with respect to any calculations pursuant to this Section 6 (absent manifest error) shall be final and binding on all Optionees.

SECTION 7. AUTOMATIC TERMINATION OF OPTION.

            Each Option granted under this Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following (the "Expiration Date"):

(a) the tenth anniversary of the date on which such Option was granted;
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(b) subject to Section 7(d), if an Optionee's employment with the Company is terminated by the Optionee other than pursuant to an Allowed Resignation or by the Company for Cause, on the date of such termination;

(c) subject to Section 7(d), if an Optionee's employment with the Company is terminated by the Optionee pursuant to an Allowed Resignation or by the Company without Cause, on the expiration of thirty days following such termination; and

(d) with respect to Options granted after the Effective Date, the expiration of such other period of time or the occurrence of such other event as the Committee, in its discretion, may provide in the Option Agreement governing such Option.

SECTION 8. REGISTRATION ON FORM S-8.

            On or prior to the first anniversary of a Qualified Public Offering, Holdings will file or cause to be filed with the SEC, and will use commercially reasonable efforts to cause to be effective, a registration statement on Form S-8 with respect to the sale of Shares purchased upon the exercise of Options; provided that Holdings may delay such filing on one or more occasions for up to 180 days if Holdings determines that such delay is required or advisable in the good faith discretion of the Board in order to file a Form S-8.

SECTION 9. REPURCHASE OF SHARES.

(a) If an Optionee ceases to be employed by the Company for any reason, the Company shall have the right at any time and from time to time immediately following such termination, to repurchase each Vested Option (or portion thereof) and each Share held by such Optionee or holder of Shares purchased upon the exercise of a Vested Option.

(b) The repurchase right referred to in this Section 9 may be exercised by delivery of a notice of exercise to such effect to the Optionee at the address of such Optionee set forth in the Company's records.

(c) The repurchase price for each Vested Option purchased pursuant to Section 9(a) shall be the Fair Market Value of each Share less the applicable Option Price thereof; provided, however, that if the Optionee voluntarily terminates his employment with the Company or the Optionee is terminated by the Company for Cause, the repurchase price for Vested Options purchased pursuant to Section 9(a) shall be $.01 per Vested Option. There shall be no consideration paid in respect of Options (or portions thereof) that are not Vested Options.

(d) The repurchase price for each Share purchased pursuant to Section 9(a) shall be the Fair Market Value of each Share; provided, however that if the Optionee voluntarily terminates his employment with the Company or the Optionee is terminated by the Company for Cause, the repurchase price for each Share shall be the Option Price paid by the Optionee for the purchase of such Share.
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(e) Promptly, but not later than ten business days, after receipt of the notice of exercise referred to in this Section 9, the Optionee shall deliver to Holdings all certificates representing Shares or Options held by such Optionee, duly endorsed for transfer to Holdings, against delivery of the purchase price therefor. Such Shares and Options shall be delivered free and clear of all liens, charges, encumbrances, pledges, hypothecations and other security interests.

(f) Holdings shall have the right to assign its rights pursuant to this Section 9 to the Company or to any Affiliate of Holdings.

SECTION 10. STOCKHOLDERS' AGREEMENT.

(a) Each Optionee, as a condition to the grant of Options under this Plan, shall execute and deliver a copy of the Joinder Agreement attached hereto as Exhibit B and thereby become a party to the Stockholders' Agreement (as a Management Stockholder) and be bound by the terms thereof. (Capitalized terms used but not defined in this Section 10 shall have the meanings ascribed to them in the Stockholder's Agreement).

(b) Upon the prior written request of the Drag-Along Grantee's immediately prior to the closing of any Approved Sale each Optionee shall exercise all Vested Options. At the closing for such Approved Sale, the Optionee shall deliver certificates evidencing all Shares then held by such Optionee, duly endorsed for transfer to the proposed transferee, against the purchase price therefor. Such Shares shall be delivered free and clear of all liens, charges, encumbrances and other security interests. None of the Drag-Along Grantees or the Company shall have any liability or obligation to deliver the purchase price payable pursuant to this Section 10(b), except to the extent that any such Drag-Along Grantees or the Company receive the consideration therefor from the proposed transferee. All consideration payable pursuant to this Section 10(b) shall be payable in the same form as the consideration received by the Drag-Along Grantees.

SECTION 11.    PROCEDURE FOR EXERCISE.

(a) Payment. At the time an Option is to be exercised under this Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment which may be used by an Optionee upon exercise of his Option:

            (i) cash or personal or certified check payable to Holdings in an amount equal to the aggregate Option Price of the Shares with respect to which the Option is being exercised and the aforementioned form of payment shall be the only form available on or after a Qualified Public Offering;

            (ii) stock certificates (in negotiable form) representing Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Price of the Shares with respect to which the Option is being exercised;

            (iii) Vested Options, valued for such purposes at the Fair Market Value per share on the date of exercise, net of the Option Price for each such Share; or
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            (iv) a combination of the methods set forth in clauses (i), (ii) and
(iii).

(b) Notice. An Optionee (or other person, as provided in Section 13(c)) may exercise a Vested Option granted under this Plan in whole or in part (but for the purchase of whole Shares only), as provided in the Option Agreement evidencing his Option, by delivering a written notice (the "Notice") to the Secretary of Holdings. The Notice shall state:

            (i) that the Optionee elects to exercise the Vested Option;

            (ii) the number of Shares with respect to which the Vested Option is being exercised (the "Optioned Shares");

            (iii) the method of payment for the Optioned Shares (which method must be available to the Optionee under the terms of his or her Option Agreement);

            (iv) the date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option);

            (v) a copy of any election filed by the Optionee pursuant to Section 83(b) of the Code; and

            (vi) such further provisions consistent with this Plan as the Committee may from time to time require.

(c) Issuance of Certificates. The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 13(c)) for the Shares purchased upon exercise of an Option as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. Neither the Optionee nor any person exercising a Vested Option in accordance with the provisions of Section 13(c) shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an Option granted under this Plan until the date of issuance of a stock certificate pursuant to this Section 11(c).

SECTION 12. ADJUSTMENTS.

(a) Changes in Capital Structure. If the Common Stock is changed by reason of a stock split, reverse stock split or stock combination, stock dividend or distribution, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization (each such event being a "Recapitalization"), the Committee shall make such adjustments in the number and class of shares of stock available under this Plan as shall be necessary to preserve to an Optionee rights substantially proportionate to his rights existing immediately prior to such transaction or event (but subject to the limitations and restrictions on such rights), including, without limitation, a corresponding adjustment changing the number and class of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change and the number of shares that vest pursuant to this Plan.

(b) Special Rules. The following rules shall apply in connection with Section 12(a) above:

            (i) no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Shares; and

            (ii) any adjustments referred to in Section 12(a) shall be made by the Committee shall be conclusive and binding on all persons holding any Options granted under this Plan.


SECTION 13. RESTRICTIONS ON OPTIONS AND OPTIONED SHARES.

(a) No Options shall be granted under this Plan, and no Shares shall be issued and delivered upon the exercise of Options granted under this Plan, unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

(b) The Committee in its sole and absolute discretion may, as a condition to the exercise of any Vested Option granted under this Plan, require an Optionee (i) to represent in writing that the Shares received upon exercise of a Vested Option are being acquired for investment and not with a view to distribution and
(ii) to make such other representations and warranties as are reasonably deemed appropriate by the Company to satisfy the requirements of applicable law, including, without limitation, an applicable private placement exemption of the Securities Act as determined by the Committee. Stock certificates representing Shares acquired upon the exercise of Vested Options that have not been registered under the Securities Act shall, if required by the Committee, bear the following legend and such additional legends as may be required by the Option Agreement evidencing a particular Option:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL TO THE ISSUER HEREOF THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

(c) No Option granted under this Plan may be Transferred by the Optionee, except by will or by the laws of descent and distribution. A Vested Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Vested Options shall thereafter be exercisable, during the period specified in Section 7 hereof or the applicable Option Agreement (as the case may be), by his or her executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Optionee at the time of his or her death.

(d) No Share issued upon exercise of an Option may be Transferred, except as otherwise provided in this Plan (including any permissible transfer after effectiveness of a Form S-8 filed with the SEC covering Shares issued upon exercise of Options), by will, by the laws of descent and distribution or to Holdings or any of Holdings' affiliates.

SECTION 14. EFFECTIVE DATE AND TERMINATION OF THE PLAN.

(a) This Plan shall become effective on the Effective Date and terminate ten
(10) years from the date thereof.

(b) No Options may be granted after the tenth anniversary of the Effective Date.

(c) Any Option outstanding as of the tenth anniversary of the Effective Date shall remain in effect until the earlier of the exercise thereof and the Expiration Date with respect to such Option.

SECTION 15. WITHHOLDING TAXES.

            Whenever under this Plan, Shares are to be delivered to an Optionee, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local withholding tax and employment tax requirements relating thereto.

SECTION 16. MISCELLANEOUS.

            Each Option granted under this Plan may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Committee, in its sole and absolute.

(a) Number and Gender. With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.

(b) Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

(c) Amendment of Plan. This Plan may be modified or amended in any respect by the Board, with the prior written consent of the Requisite Holders (as defined in the Stockholders Agreement).

(d) Governing Law. All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Plan, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(e) Securities Exchange Act Compliance. The Corporation will use its commercially reasonable efforts to cause the exemption from Section 16 of the 1934 Act afforded by such Rule 16b-3 to be available at the time the Company has a class of equity securities registered under Section 12 of the 1934 Act.

(f) No Evidence of Employment or Service. Nothing contained in this Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by or service with Holdings or any of its Subsidiaries or interfere in any way with the right of Holdings or any such Subsidiary (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

                                    ********

                                                                       Exhibit A

                              STOCK OPTION AGREEMENT dated as of the date set
                        forth on the signature page hereto (the "Agreement"), between YOUNG AMERICA HOLDINGS, INC., a Minnesota corporation (the "Company"), and the optionee set forth on the signature page hereto (the "Optionee").

            The Company, whether acting through its Board of Directors (the "Board") or a committee thereof (the "Committee"), has granted to the Optionee, effective as of the date of this Agreement, an option under the Company's 1999 Stock Option Plan (the "Plan") to purchase up to the number of shares of the Class C Common Stock, $1.00 par value, of the Company (the "Common Stock"), set forth on the signature page hereto, on the terms and subject to the conditions set forth in this Agreement and the Plan.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, the parties hereto agree as follows:

1. THE PLAN.

            The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan.

2. OPTION; OPTION PRICE.

            On the terms and subject to the conditions of this Agreement, the Optionee is hereby granted the option (the "Option") to purchase such number of Shares set forth on the signature page hereto. The Option Price shall be determined in accordance with the terms of the Plan. The Option is not intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3. TERM.

            The term of the Option (the "Option Term") shall commence on the date hereof and expire on the tenth anniversary of the date hereof, unless the Option shall have sooner been terminated in accordance with the terms of the Plan or this Agreement.

4. RESTRICTION ON TRANSFER.

            The Option may not be Transferred in any way by the Optionee and may be exercised during the lifetime of the Optionee only by the Optionee or in accordance with the provisions of the Plan. The Option shall not be subject to execution, attachment or similar process. Any attempted Transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

5. OPTIONEE'S EMPLOYMENT.

            Nothing in the Option shall confer upon the Optionee any right to continue to be employed by the Company or any Affiliate of the Company or interfere in any way with the right of the Company or any Affiliate of the Company or its stockholders, as the case may be, to terminate the Optionee's employment or retention by the Company or any Affiliate of the Company or to increase or decrease the Optionee's compensation at any time.

6. NOTICES.

            All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier guaranteeing next day delivery, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

      (a) if to the Company, to:

            Young America Holdings, Inc.
            717 Faxon Road
            Young America, MN 55397
            Attention: President
            Telecopier: 612-467-3895
            Telephone: 612-467-1100

            with a copy to:

            BT Capital Partners, Inc.
            130 Liberty Street, 25th Floor
            New York, NY 10006
            Attention: Zuher Ladak
            Telecopier: 212-250-7651
            Telephone: 212-250-2500

            and a copy to:

            O'Sullivan Graev & Karabell, LLP
            30 Rockefeller Plaza, 24th Floor

            New York, NY  10112
            Attention: John M. Scott, Esq.
            Telecopier: 212-728-5950
            Telephone: 212-408-2400; and

      (b) if to the Optionee, to him at his address set forth in the Company's records;

      or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business after the date sent), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

7. OPTIONEE'S UNDERTAKING.

            The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents (including, but not limited to, a Stockholder Joinder as such term is defined in the Stockholders' Agreement) the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

8. MISCELLANEOUS.

      (a) Amendment; Waiver and Release. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

      (b) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      (c) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the Plan constitute the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      (d) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

      (e) Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

      (f) Remedies. The parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

      (g) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

      (h) MUTUAL WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      (i) GOVERNING LAW. THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND FULLY PERFORMED WITHIN THE STATE OF NEW YORK BY RESIDENTS OF THE STATE OF NEW YORK.

      (j) Jurisdiction and Venue.

            (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (ii) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any New York State or federal court sitting in New York City. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (iii) The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

      (k) Descriptive Headings. The headings of the sections of this Agreement are inserted as a matter of convenience and reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision of this Agreement.

      (l) Mutual Contribution. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that party drafted the provision or caused it to be drafted.

      (m) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

                                    * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written below.

                                        YOUNG AMERICA HOLDINGS , INC.

                                        By:_____________________________
                                        Name: Charles D. Weil
                                        Title: President and Chief Executive
                                               Officer



                                        OPTIONEE


                                        ________________________________
                                        Name:
                                        NUMBER OF OPTIONS: _____________
                                        DATE:              _____________

                                                                       Exhibit B

                                JOINDER AGREEMENT


            The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders' Agreement dated on or about November 25, 1997 (the "Stockholders' Agreement"), among Young America Holdings, Inc. (f/k/a Young America Corporation), a Minnesota corporation (the "Corporation"), and the Stockholders named therein.

            By executing and delivering this Joinder Agreement to the Corporation, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of, and recognizes that the undersigned will receive the benefits of, the Stockholders' Agreement in the same manner as if the undersigned were an original signatory to such agreement.

            The undersigned agrees that he shall be a Management Stockholder as such term is defined in the Stockholders' Agreement.

            Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, 1999.



_____________________________
Name: